As filed with the Securities and Exchange Commission on August 17, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

STRATEGIC DIAGNOSTICS INC.
(Exact name of issuer as specified in its charter)

Delaware	56-1581761
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)
111 Pencader Drive Newark, Delaware 19702
(Address of principal executive offices)

Strategic Diagnostics Inc. 2000 Stock Incentive Plan
(Full title of the plan)

MATTHEW H. KNIGHT
President and Chief Executive Officer
Strategic Diagnostics Inc.
111 Pencader Drive
Newark, Delaware 19702
(Name and address of agent for service)

(302) 456-6789
(Telephone number, including area code, of agent for service)

Copy to:

JUSTIN W. CHAIRMAN, ESQ.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of` Shares to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common stock, par value $0.01	800,000	$2.99	$2,392,000	$304

(1)	This registration statement covers shares of common stock of Strategic Diagnostics Inc. which may be offered or sold pursuant to the Strategic Diagnostics Inc. 2000 Stock Incentive Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2)	The maximum offering price per share has been calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of our common stock as reported on the Nasdaq Stock Market’s National Market on August 10, 2004.
(3)	Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by $126.70.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, as filed by Strategic Diagnostics Inc. (the “Registrant”) with the Commission, are incorporated by reference in this Registration Statement and made a part hereof:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2004; and

(c) The description of the Common Stock of the Registrant contained in a registration statement filed on Form 8-A under the Securities and Exchange Act (the “Exchange Act”) filed on September 15, 1993, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Fourth Amended and Restated Certificate of Incorporation provides that the directors of the Company shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the Registrant, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violating of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Fourth Amended and Restated Certificate of Incorporation further provides that if the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s Amended and Restated Bylaws provide that, except with respect to a matter as to which an officer or director shall have been adjudicated in any action, suit or proceeding, civil or criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency (a “Proceeding”), or any claim which could have been the subject of a Proceeding, not to have acted in good faith in the reasonable belief that the action of such person was in, or not opposed to, the best interests of the Registrant, the Registrant will to the maximum extent authorized under the General Corporation Law of the State of Delaware, indemnify and hold harmless any officer or director who against any and all liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding or in settlement of a Proceeding, including fines, ERISA excise taxes or penalties (“Expenses”) incurred by such officer or director in connection with any Proceeding in which such officer or director is involved as a result of serving or having served (a) as an officer or director or employee of the Registrant, (b) as a director, officer or employee of any wholly-owned subsidiary of the Registrant, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Registrant, including service with respect to employee or other benefit plans, and shall continue as to an officer or director who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such officer or director seeking indemnification in connection with a Proceeding initiated by such officer or director only if such Proceeding was authorized by the Board of Directors of the Registrant.

The Registrant’s Amended and Restated Bylaws permit, but do not require, the Registrant to pay Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding, upon receipt of an undertaking by the officer or director seeking indemnification to repay such payment if such officer or director shall be adjudicated or determined not to be entitled to indemnification under the Amended and Restated Bylaws.

The Registrant has purchased certain liability insurance for its officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Description

4.1	Strategic Diagnostics Inc. 2000 Stock Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement filed with the Commission on March 24, 2004 and incorporated herein by reference).
5.1	Opinion of Morgan Lewis & Bockius, LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Morgan Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1).
24.1	Powers of Attorney (included as part of the signature page hereof).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newark, Delaware on August 17, 2004.

STRATEGIC DIAGNOSTICS INC.

By:	/s/ Matthew H. Knight

Matthew H. Knight
President and Chief Executive Officer

     Each person whose signature appears below hereby authorizes, appoints and constitutes Matthew H. Knight and Stanley J. Musial, and each of such officers acting singly, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her in his or her name, place and stead to execute and cause to be filed with the Commission, any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same, as the Registrant deems appropriate, and he or she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done in connection therewith.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew H. Knight	Chief Executive Officer and Director (principal executive officer)	August 17, 2004

Matthew H. Knight
/s/ Stanley J. Musial	Vice President and Chief Financial Officer (principal financial and accounting officer)	August 17, 2004

Stanley J. Musial

/s/ Grover C. Wrenn	Chairman of the Board of Directors	August 17, 2004

Grover C. Wrenn

/s/ Morton Collins	Director	August 17, 2004

Morton Collins

/s/ Richard J. Defieux	Director	August 17, 2004

Richard J. Defieux

/s/ Kathleen E. Lamb	Director	August 17, 2004

Kathleen E. Lamb

/s/ Herbert Lotman	Director	August 17, 2004

Herbert Lotman

/s/ Timothy S. Ramey	Director	August 17, 2004

Timothy S. Ramey

/s/ Stephen L. Waechter	Director	August 17, 2004

Stephen L. Waechter

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STRATEGIC DIAGNOSTICS INC.

INDEX

Exhibit Number	Description

4.1	Strategic Diagnostics Inc. 2000 Stock Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement filed with the Commission on March 24, 2004 and incorporated herein by reference).
5.1	Opinion of Morgan Lewis & Bockius, LLP.
23.1	Consent of KPMG LLP.
23.2	Consent of Morgan Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1).
24.1	Powers of Attorney (included as part of the signature page hereof).